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                ASSIGNMENT OF SALE, PURCHASE AND ESCROW AGREEMENT

         This Assignment Sale, Purchase and Escrow Agreement (this "ASSIGNMENT") is executed to be effective as of the 7th day of June, 2005, by HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company ("ASSIGNOR"), and BEHRINGER HARVARD Short-Term Opportunity Fund I LP, a Texas limited partnership ("ASSIGNEE").

                              W I T N E S S E T H:

         A. Assignor, as "Purchaser", has entered into that certain Sale, Purchase and Escrow Agreement dated as of June 6, 2005 (as same may have been amended, the "CONTRACT") with Tower Fund Landmark Limited Partnership, a Texas limited partnership ("TFLLP"), and Metropolitan Life Insurance Company, a New York corporation, on behalf of a commingled separate account ("MLICSA"), as "Seller", covering certain property commonly known as Landmark Center I located at 18583 Dallas North Tollway, Dallas, Texas (owned by TFLLP) and Landmark Center II located at 18451 Dallas North Tollway, Dallas, Texas (owned by MLICSA), and being more particularly described in the Contract.

         B. Assignor desires to assign to Assignee all of its right, title and interest as Purchaser in and to the Contract, and Assignee desires to acquire from Assignor all of Assignor's right, title and interest as Purchaser in and to the Contract and to assume all of the duties and obligations of Purchaser under the Contract.

         NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor does hereby ASSIGN AND TRANSFER unto Assignee all of the right, title and interest of Assignor as Purchaser in and to the Contract. Assignee, by its acceptance and execution hereof, hereby assumes and agrees to perform all obligations of Purchaser pursuant to the Contract.

         EXECUTED to be effective as of the date first written above.

                                ASSIGNOR:

                                HARVARD PROPERTY TRUST, LLC,
                                a Delaware limited liability company


                                By:_____________________________________________
                                Name: Gerald J. Reihsen, III
                                Title:    Executive Vice President



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                                ASSIGNEE:

                                BEHRINGER HARVARD SHORT-TERM
                                OPPORTUNITY FUND I LP

                                By:  Behringer Harvard Advisors II LP
                                Its: General Partner

                                     By:  Harvard Property Trust, LLC
                                     Its: General Partner

                                          By:___________________________________
                                          Name: Gerald J. Reihsen, III
                                          Title:     Secretary



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